Exhibit 32(b)

Certification of Chief Financial Officer
Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

I, Warren J. Machan, Interim Chief Financial Officer of Avanos Medical, Inc., certify that, to my knowledge:
(1)the Form 10-Q, filed with the Securities and Exchange Commission on October 30, 2024 (“accompanied report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the accompanied report fairly presents, in all material respects, the financial condition and results of operations of Avanos Medical, Inc.

Date: October 30, 2024	/s/ Warren J. Machan
Warren J. Machan Interim Chief Financial Officer (Principal Financial Officer)